SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 12, 2005

CuraGen Corporation

(Exact name of registrant as specified in its charter)

Delaware	0-23223	06-1331400
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

555 Long Wharf Drive, 11th Floor

New Haven, Connecticut 06511

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (203) 401-3330

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(a) Not applicable

(b) On May 12, 2005, the Company announced changes to its executive management team, including the management of its majority-owned subsidiary 454 Life Sciences Corporation.

CuraGen founder and Chief Executive Officer Jonathan M. Rothberg, Ph.D., has accelerated his previously announced decision to step down from his positions as Chairman of the Board of CuraGen and President and Chief Executive Officer of CuraGen effective May 12, 2005. Dr. Rothberg will remain on the CuraGen Board of Directors and will remain Chairman of the Board of 454 Life Sciences.

(c) Effective May 12, 2005, Patrick J. Zenner, 58, was appointed by the Board as Chairman and Chief Executive Officer of CuraGen on an interim basis, until completion of the ongoing search for a new Chief Executive Officer. Mr. Zenner has been a CuraGen board member since 2002 and from 1993 to 2001, served as the President and Chief Executive Officer of Hoffmann-La Roche, Inc. Mr. Zenner is currently a director of Arqule, Inc., Dendrite International, EXACT Sciences, Inc., First Horizon Pharmaceuticals, Inc., Geron Corporation, Praecis Pharmaceuticals Inc., West Pharmaceutical Services and Xoma Ltd. There is no family relationship between Mr. Zenner and any of the Company’s directors and executive officers. There are no transactions between Mr. Zenner and the Company which the Company is required to report in which Mr. Zenner has a direct or indirect material interest. The Company will reimburse Mr. Zenner $20,000 per month for his time spent during this interim period.

(d) Not applicable.

A copy of the press release announcing the management changes is attached to this Current Report on Form 8-K as Exhibit 99.1, and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(c) The following exhibit is furnished with this report:

Exhibit Number	Description

99.1	Press release of Registrant dated May 12, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CURAGEN CORPORATION (Registrant)

Date: May 13, 2005	By:	/S/ DAVID M. WURZER
	Name: Title:	David M. Wurzer Executive Vice President and Chief Financial Officer